Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-98640 and 333-61684 of Penn National Gaming, Inc. on Form S-8 of our report dated February 21, 2003 on the consolidated balance sheets of Hollywood Casino Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for each of the three years in the period ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

May 12, 2003